Exhibit 99.1

EVgo Inc. Reports Third Quarter 2025 Results

Total Revenues Increased 37% with Record Charging Network Revenue of $56 Million

●Total revenue of $92.3 million in the third quarter, representing an increase of 37% year-over-year.
●Charging network revenue totaled a record $55.8 million in the third quarter, an increase of 33% year-over-year, representing the 15th consecutive quarter of double-digit year-over-year charging revenue growth.
●Network throughput reached a record 95 gigawatt-hours (“GWh”) in the third quarter, an increase of 25% year-over-year.
●Added more than 280 new operational stalls during the third quarter.
●Ended the third quarter with 4,590 stalls in operation, an increase of 25% year-over-year.
●$201 million in cash, cash equivalents, and restricted cash. Additional borrowing of $41 million received in October.

LOS ANGELES – November 10, 2025 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) one of the nation’s largest providers of public fast charging infrastructure for electric vehicles (EVs) announced results for the third quarter ended September 30, 2025. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.

“EVgo delivered another quarter of record charging network revenue, underscoring the strength of our business model and growing consumer demand for fast charging,” said Badar Khan, EVgo’s CEO. “Looking ahead to the fourth quarter, we expect to bring a substantial number of new charging stations online across the U.S., expanding charging options and convenience for EV drivers nationwide. We anticipate an inflection point toward positive Adjusted EBITDA supported by a fully financed growth plan. With operating leverage, we expect accelerated profitability growth and sustained value creation.”

Business Highlights

●Stall Development: The Company ended the third quarter with 4,590 stalls in operation. EVgo added more than 280 new DC fast charging stalls during the quarter.
●Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 295 kilowatt hours per day in the third quarter of 2025, an increase of 16% compared to 254 kilowatt hours per day in the third quarter of 2024.
●EVgo Autocharge+: Autocharge+ accounted for 28% of total charging sessions initiated in the third quarter of 2025.
●Customer Accounts: Added over 149,000 new customer accounts in the third quarter, with a total of 1.6 million total customer accounts at the end of the quarter.
●J3400 (NACS) Connectors: NACS connectors launched at additional sites with nearly 100 stalls in total as of October 2025.
●PlugShare: PlugShare reached 7.4 million registered users and achieved 9.9 million check-ins since inception.

●	Financing: EVgo secured a commercial bank financing facility of up to $300 million (the “Facility”) in July, with $59 million borrowed under the Facility.
●	30C Income Tax Credits: EVgo sold its 2024 portfolio of 30C income tax credits for $17 million of gross proceeds.

Financial & Operational Highlights

The below represent summary financial and operational figures for the third quarter of 2025.

●	Revenue of $92.3 million
●	Network Throughput[1] of 95 gigawatt-hours
●	Customer Account Additions of over 149,000 accounts
●	Gross Profit of $12.6 million
●	Net Loss Attributable to Class A Common Stockholders of $12.4 million
●	Adjusted Gross Profit[2] of $26.7 million
●	Adjusted EBITDA[2] of $(5.0) million
●	Net Cash Used in Operating Activities of $22.8 million
●	Capital Expenditures of $26.2 million
●	Capital Expenditures, Net of Capital Offsets[2] of $4.2 million

1 Network throughput for EVgo public network excludes dedicated and eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q3'25	Q3'24	Better (Worse)	Q3'25 YTD	Q3'24 YTD	Better (Worse)
Network throughput (GWh)	95	76	25%	267	193	38%
Revenue	$92,299	$67,535	37%	$265,616	$189,312	40%
Gross profit	$12,560	$6,368	97%	$35,791	$19,607	83%
Gross margin	13.6%	9.4%	420 bps	13.5%	10.4%	310 bps
Net loss	$(28,356)	$(33,290)	15%	$(84,404)	$(91,093)	7%
Adjusted Gross Profit¹	$26,651	$17,989	48%	$80,380	$52,934	52%
Adjusted Gross Margin[1]	28.9%	26.6%	230 bps	30.3%	28.0%	230 bps
Adjusted EBITDA[1]	$(4,975)	$(8,881)	44%	$(12,837)	$(24,070)	47%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP.  For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q3'25	Q3'24	Change	Q3'25 YTD	Q3'24 YTD	Change
Cash flows (used in) provided by operating activities	$(22,828)	$12,101	(289)%	$(18,985)	$5,575	(441)%

GAAP capital expenditures	$26,152	$25,835	1%	$67,343	$71,102	(5)%
Capital offsets:
OEM infrastructure payments	(2,160)	(4,909)	56%	(9,033)	(16,691)	46%
Proceeds from capital-build funding	(5,044)	(5,740)	12%	(14,095)	(11,879)	(19)%
Proceeds from transfer of 30C tax credits, net	(14,787)	(9,978)	(48)%	(14,787)	(9,978)	(48)%
Total capital offsets	(21,991)	(20,627)	(7)%	(37,915)	(38,548)	2%
Capital Expenditures, Net of Capital Offsets[1]	$4,161	$5,208	(20)%	$29,428	$32,554	(10)%

[1] Capital Expenditures, Net of Capital Offsets is a non-GAAP measure and has not been prepared in accordance with GAAP.  For a definition of this non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

	9/30/2025	9/30/2024	Increase
Stalls in operation:
EVgo public network[1]	3,570	3,320	8%
EVgo dedicated network[2]	140	50	180%
EVgo eXtend™	880	290	203%
Total stalls in operation	4,590	3,660	25%

[1] Stalls on publicly available chargers at charging stations that we own and operate on our network.
[2] Stalls at charging stations that we own and operate on our network that are only available to dedicated fleet customers.

2025 Financial Guidance

EVgo is updating guidance as follows:

	2025 Baseline	ANCILLARY UPSIDE**	2025 Baseline + ANCILLARY UPSIDE
Total Revenue	$350 - $365 million	Up to $40 million	$350 - $405 million
Adjusted EBITDA*	$(15) - $(8) million	Up to $31 million	$(15) - $23 million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

**Potential contract close-out and gain on sale for an existing dedicated fleet site. Timing and amount are uncertain and subject to ongoing discussions with counterparty.

Webcast Information

A live audio webcast for EVgo’s third quarter 2025 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.

This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,100 fast charging stations across 47 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, those perceived as express or implied statements regarding EVgo’s future financial and operating performance; EVgo’s future profitability and priorities, including achieving breakeven Adjusted EBITDA; the Facility, including expectations regarding its impact on stall growth and the Facility’s effect on EVgo’s financial performance; EVgo’s development of next generation charging architecture; and EVgo’s progress on its network buildout. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting EVgo’s business; EVgo’s dependence on the widespread adoption of electric vehicles (“EVs”) and growth of the EV and EV charging markets; EVgo’s reliance on existing project finance for the growth of its business, its ability to fully draw on its debt financing from the U.S. Department of Energy (the “DOE Loan”) and its ability to comply with the covenants and other terms thereof; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, such as the enactment of the One Big Beautiful Bill Act of 2025, which addresses, among other things, the termination of the Alternative Fuel Vehicle Refueling Property Credit, other changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet its goals and integrate key businesses it acquires; and the impact of  general economic or political conditions, including associated changes in U.S. fiscal and monetary policy such as elevated interest rates, changing tariff and taxation policies, and geopolitical events such as the conflict in Ukraine and tensions in the Middle East. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$181,327	$117,273
Restricted cash, current	12,151	3,239
Accounts receivable, net of allowance of $1,416 and $1,196 as of September 30, 2025 and December 31, 2024	40,085	45,849
Accounts receivable, capital-build	13,827	17,732
Prepaids and other current assets	37,338	21,282
Total current assets	284,728	205,375
Restricted cash, noncurrent	7,656	—
Property, equipment and software, net	435,417	414,968
Operating lease right-of-use assets	103,402	89,295
Other assets	35,960	24,321
Intangible assets, net	33,616	38,750
Goodwill	31,052	31,052
Total assets	$931,831	$803,761

Liabilities, redeemable noncontrolling interest and stockholders’ deficit
Current liabilities
Accounts payable	$16,157	$13,031
Accrued liabilities	58,331	42,953
Operating lease liabilities, current	7,381	7,326
Deferred revenue, current	44,418	46,258
Earnout liability, at fair value	374	—
Warrant liabilities, at fair value	3,462	—
Long-term debt, current	1,242	—
Other current liabilities	2,063	1,842
Total current liabilities	133,428	111,410
Operating lease liabilities, noncurrent	97,229	83,043
Asset retirement obligations	25,675	23,793
Capital-build liability	52,481	51,705
Deferred revenue, noncurrent	70,147	70,466
Earnout liability, at fair value	—	942
Warrant liabilities, at fair value	—	9,740
Long-term debt, noncurrent	156,055	—
Other long-term liabilities	7,591	8,931
Total liabilities	542,606	360,030

Commitments and contingencies

	September 30, 2025	December 31, 2024
(in thousands, except share data)	(unaudited)
Redeemable noncontrolling interest	$817,344	$699,840

Stockholders’ deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2025 and December 31, 2024; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 134,003,176 and 129,973,698 shares issued and outstanding (excluding 718,750 shares subject to possible forfeiture) as of September 30, 2025 and December 31, 2024, respectively	13	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 172,800,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024	17	17
Accumulated deficit	(428,149)	(256,139)
Total stockholders’ deficit	(428,119)	(256,109)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$931,831	$803,761

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	Change %	2025	2024	Change %
Revenue
Charging, retail	$35,296	$26,656	32%	$98,090	$67,318	46%
Charging, commercial¹	9,070	7,581	20%	25,426	18,864	35%
Charging, OEM	6,417	4,305	49%	19,583	10,675	83%
Regulatory credit sales	2,753	2,191	26%	7,989	5,974	34%
Network, OEM	2,249	1,278	76%	3,623	6,328	(43)%
Total charging network	55,785	42,011	33%	154,711	109,159	42%
eXtend	31,913	21,912	46%	92,786	68,730	35%
Ancillary¹	4,601	3,612	27%	18,119	11,423	59%
Total revenue	92,299	67,535	37%	265,616	189,312	40%

Cost of sales
Charging network¹	36,136	27,675	31%	98,290	69,441	42%
Other¹	29,677	21,950	35%	87,312	67,214	30%
Depreciation, net of capital-build amortization	13,926	11,542	21%	44,223	33,050	34%
Total cost of sales	79,739	61,167	30%	229,825	169,705	35%
Gross profit	12,560	6,368	97%	35,791	19,607	83%

Operating expenses
General and administrative	43,402	33,114	31%	122,626	101,167	21%
Depreciation, amortization and accretion	3,242	5,043	(36)%	11,461	14,986	(24)%
Total operating expenses	46,644	38,157	22%	134,087	116,153	15%
Operating loss	(34,084)	(31,789)	(7)%	(98,296)	(96,546)	(2)%

Interest expense	(1,905)	—	*	(3,331)	—	*
Interest income	1,843	1,809	2%	5,255	6,146	(14)%
Other expense, net	(2)	(1)	(100)%	(2)	(18)	89%
Change in fair value of earnout liability	—	(374)	100%	568	(65)	974%
Change in fair value of warrant liabilities	574	(2,910)	120%	6,278	(515)	*
Total other income (expense), net	510	(1,476)	135%	8,768	5,548	58%
Loss before income tax benefit (expense)	(33,574)	(33,265)	(1)%	(89,528)	(90,998)	2%
Income tax benefit (expense)	5,218	(25)	*	5,124	(95)	*
Net loss	(28,356)	(33,290)	15%	(84,404)	(91,093)	7%
Less: net loss attributable to redeemable noncontrolling interest	(15,971)	(21,581)	26%	(47,659)	(59,174)	19%
Net loss attributable to Class A common stockholders	$(12,385)	$(11,709)	(6)%	$(36,745)	$(31,919)	(15)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.09)	$(0.11)		$(0.27)	$(0.30)
Weighted average Class A common stock outstanding, basic and diluted	133,989	106,206		133,097	105,491

* Percentage not meaningful

¹ During the fourth quarter of 2024, we reclassed revenues earned through our dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(84,404)	$(91,093)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation, amortization and accretion	55,684	48,036
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	8,927	6,228
Share-based compensation	19,558	15,473
Change in fair value of earnout liability	(568)	65
Change in fair value of warrant liabilities	(6,278)	515
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	2,603	—
Gain on sales-type lease	(2,787)	—
Other	16	5
Changes in operating assets and liabilities
Accounts receivable, net	5,764	(512)
Prepaids and other current assets and other assets	(14,762)	(2,051)
Operating lease assets and liabilities, net	135	45
Accounts payable	(1,369)	210
Accrued liabilities	2,625	3,121
Deferred revenue	(2,159)	15,008
Other current and noncurrent liabilities	(1,970)	10,525
Net cash (used in) provided by operating activities	(18,985)	5,575
Cash flows from investing activities
Capital expenditures	(67,343)	(71,102)
Proceeds from insurance for property losses	24	234
Net cash used in investing activities	(67,319)	(70,868)
Cash flows from financing activities
Proceeds from long-term debt	153,536	—
Proceeds from capital-build funding	14,095	11,879
Contribution from redeemable noncontrolling interest	9,563	—
Payments of withholding tax on net issuance of restricted stock units	(618)	—
Payments of deferred debt issuance costs	(9,650)	(2,326)
Net cash provided by financing activities	166,926	9,553
Net increase (decrease) in cash, cash equivalents and restricted cash	80,622	(55,740)
Cash, cash equivalents and restricted cash, beginning of period	120,512	209,146
Cash, cash equivalents and restricted cash, end of period	$201,134	$153,406

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes some, but not all of the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross

Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q3'25	Q3'24	Change	Q3'25 YTD	Q3'24 YTD	Change
GAAP revenue	$92,299	$67,535	37%	$265,616	$189,312	40%

GAAP net loss	$(28,356)	$(33,290)	15%	$(84,404)	$(91,093)	7%
GAAP net loss margin	(30.7)%	(49.3)%	1,860 bps	(31.8)%	(48.1)%	1,630 bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	14,104	11,706	20%	44,560	33,470	33%
Amortization	2,526	4,354	(42)%	9,280	13,159	(29)%
Accretion	538	525	2%	1,844	1,407	31%
Interest expense	1,905	—	*	3,331	—	*
Interest income	(1,843)	(1,809)	(2)%	(5,255)	(6,146)	14%
Income tax (benefit) expense	(5,218)	25	*	(5,124)	95	*
Total EBITDA adjustments	12,012	14,801	(19)%	48,636	41,985	16%
EBITDA	$(16,344)	$(18,489)	12%	$(35,768)	$(49,108)	27%
EBITDA Margin	(17.7)%	(27.4)%	970 bps	(13.5)%	(25.9)%	1,240 bps

Adjusted EBITDA adjustments:
Share-based compensation	$7,033	$5,370	31%	$19,558	$15,473	26%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	4,409	731	503%	8,927	6,228	43%
Loss on investments	—	—	*	—	5	(100)%
Bad debt expense	485	216	125%	1,136	527	116%
Change in fair value of earnout liability	—	374	(100)%	(568)	65	*
Change in fair value of warrant liabilities	(574)	2,910	(120)%	(6,278)	515	*
Other[1]	16	7	129%	156	2,225	(93)%
Total Adjusted EBITDA adjustments	11,369	9,608	18%	22,931	25,038	(8)%
Adjusted EBITDA	$(4,975)	$(8,881)	44%	$(12,837)	$(24,070)	47%
Adjusted EBITDA Margin	(5.4)%	(13.2)%	780 bps	(4.8)%	(12.7)%	790 bps

* Percentage greater than 999% or not meaningful.

¹ For the nine months ended September 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024. For the nine months ended September 30, 2024, comprised primarily of costs related to the reorganization of our resources previously announced by us on January 17, 2024.

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q3'25	Q3'24	Change	Q3'25 YTD	Q3'24 YTD	Change
GAAP total charging network revenue[1]	$55,785	$42,011	33%	$154,711	$109,159	42%
GAAP charging network cost of sales[1]	36,136	27,675	31%	98,290	69,441	42%
Charging Network Gross Profit	$19,649	$14,336	37%	$56,421	$39,718	42%
Charging Network Gross Margin	35.2%	34.1%	110 bps	36.5%	36.4%	10 bps

¹ During the fourth quarter of 2024, we reclassed revenues earned through our dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q3'25	Q3'24	Change	Q3'25 YTD	Q3'24 YTD	Change
GAAP revenue	$92,299	$67,535	37%	$265,616	$189,312	40%
GAAP cost of sales	79,739	61,167	30%	229,825	169,705	35%
GAAP gross profit	$12,560	$6,368	97%	$35,791	$19,607	83%
GAAP cost of sales as a percentage of revenue	86.4%	90.6%	(420) bps	86.5%	89.6%	(310) bps
GAAP gross margin	13.6%	9.4%	420 bps	13.5%	10.4%	310 bps

Adjusted Cost of Sales adjustments
Depreciation, net of capital-build amortization	$(13,926)	$(11,542)	(21)%	$(44,223)	$(33,050)	(34)%
Share-based compensation	(165)	(79)	(109)%	(366)	(277)	(32)%
Total Adjusted Cost of Sales adjustments	$(14,091)	$(11,621)	(21)%	$(44,589)	$(33,327)	(34)%

Adjusted Cost of Sales	$65,648	$49,546	32%	$185,236	$136,378	36%
Adjusted Cost of Sales as a Percentage of Revenue	71.1%	73.4%	(230) bps	69.7%	72.0%	(230) bps

Adjusted Gross Profit	$26,651	$17,989	48%	$80,380	$52,934	52%
Adjusted Gross Margin	28.9%	26.6%	230 bps	30.3%	28.0%	230 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q3'25	Q3'24	Change	Q3'25 YTD	Q3'24 YTD	Change
GAAP revenue	$92,299	$67,535	37%	$265,616	$189,312	40%

GAAP general and administrative expenses	$43,402	$33,114	31%	$122,626	$101,167	21%
GAAP general and administrative expenses as a percentage of revenue	47.0%	49.0%	(200) bps	46.2%	53.4%	(720) bps

Adjustments:
Share-based compensation	(6,868)	(5,291)	(30)%	(19,192)	(15,196)	(26)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	(4,409)	(731)	(503)%	(8,927)	(6,228)	(43)%
Bad debt expense	(485)	(216)	(125)%	(1,136)	(527)	(116)%
Other[1]	(16)	(7)	(129)%	(156)	(2,225)	93%
Total adjustments	(11,778)	(6,245)	(89)%	(29,411)	(24,176)	(22)%
Adjusted General and Administrative Expenses	$31,624	$26,869	18%	$93,215	$76,991	21%
Adjusted General and Administrative Expenses as a Percentage of Revenue	34.3%	39.8%	(550) bps	35.1%	40.7%	(560) bps

¹ For the nine months ended September 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024. For the nine months ended September 30, 2024, comprised primarily of costs related to the reorganization of our resources previously announced by us on January 17, 2024.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q3'25	Q3'24	Change	Q3'25 YTD	Q3'24 YTD	Change
GAAP capital expenditures	$26,152	$25,835	1%	$67,343	$71,102	(5)%

Capital offsets:
OEM infrastructure payments	(2,160)	(4,909)	56%	(9,033)	(16,691)	46%
Proceeds from capital-build funding	(5,044)	(5,740)	12%	(14,095)	(11,879)	(19)%
Proceeds from transfer of 30C tax credits, net	(14,787)	(9,978)	(48)%	(14,787)	(9,978)	(48)%
Total capital offsets	(21,991)	(20,627)	(7)%	(37,915)	(38,548)	2%
Capital Expenditures, Net of Capital Offsets	$4,161	$5,208	(20)%	$29,428	$32,554	(10)%

* Percentage not meaningful

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